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                        CONSENT OF INDEPENDENT AUDITORS




     We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Reliance Bancshares, Inc. 1997 Stock Option Plan and the Reliance Savings Bank Recognition and Retention Plan of our report dated July 19, 1996, with respect to the consolidated financial statements and schedules of Reliance Bancshares, Inc. included in its Annual Report on Form 10-KSB for the year ended June 30, 1996, filed with the Securities and Exchange Commission.


                                             MEIER, CLANCEY, GEORGE & CO.



June 3, 1997
Brookfield, Wisconsin